                                Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alphabet Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1767919
(State of Incorporation)	(I.R.S. Employer Identification No.)
1600 Amphitheatre Parkway
Mountain View, CA 94043
(650) 253-0000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alphabet Inc. Amended and Restated 2021 Stock Plan
(Full Title of the Plan)

 Sundar Pichai
Chief Executive Officer
Alphabet Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043
(650) 253-0000
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Jeffrey D. Karpf, Esq.	Kent Walker, Esq. Kathryn W. Hall, Esq.
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E OF
FORM S-8
EXPLANATORY NOTE
This Registration Statement is being filed by Alphabet Inc., a Delaware corporation (the “Registrant”), to register 80,000,000 additional shares of its Class C capital stock, par value $0.001 per share (the “Class C Capital Stock”) issuable to eligible employees, consultants, contractors, and directors of the Registrant and its affiliates under the Registrant’s Amended and Restated 2021 Stock Plan (the “Plan”). On June 2, 2021, the Registrant filed with the U.S. Securities and Exchange Commission (the “SEC”): (i) Post-Effective Amendment to Form S-8 Registration Statement (File No. 001-37580) and (ii) Form S-8 Registration Statement (File No. 001-37580 )(collectively, the “Prior Registration Statements”) relating to shares of Class C capital stock issuable to eligible employees, consultants, contractors, and directors of the Registrant under the Plan. The Prior Registration Statements are currently effective. The Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference and made part of the Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Exhibit Description

3.1‡
Amended and Restated Certificate of Incorporation of Alphabet Inc., dated June 3, 2022 (incorporated by reference to Exhibit 3.01 filed with Registrant’s Current Report on Form 8-K (File No. 001-37580) filed with the SEC on June 3, 2022)

3.2‡
Amended and Restated Bylaws of Alphabet Inc. dated October 21, 2020 (incorporated by reference to Exhibit 3.02 filed with Registrant’s Current Report on Form 8-K/A (File No. 001-37580), as filed with the SEC on October 29, 2020)

4.1‡
Alphabet Inc. Amended and Restated 2021 Stock Plan (incorporated by reference to Exhibit 10.01 filed with Registrant’s Current Report on Form 8-K (File No. 001-37580) filed with the SEC on June 3, 2022)

4.2‡
Alphabet Inc. Amended and Restated 2021 Stock Plan - Form of Alphabet Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.01.1 to Quarterly Report on Form 10-Q (file No. 001-37580), as filed with the SEC on July 28, 2021)

4.3‡
Alphabet Inc. Amended and Restated 2021 Stock Plan - Form of Alphabet 2022 Non-CEO Performance Stock Unit Agreement (incorporated by reference to Exhibit 10.07.2 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-37580), as filed with the SEC on February 2, 2022)

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (filed as part of Exhibit 5.1)
24.0*	Power of Attorney (included as part of the signature page of the Registration Statement)
107*	Filing Fee Table

* Filed herewith
‡ Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 26, 2022.

ALPHABET INC.
By:	/S/ SUNDAR PICHAI
Sundar Pichai
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sundar Pichai, Ruth M. Porat, Kent Walker, and Kathryn W. Hall, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/S/ SUNDAR PICHAI	Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2022
Sundar Pichai
/S/ RUTH M. PORAT	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 26, 2022
Ruth M. Porat
/S/ AMIE THUENER O'TOOLE	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 26, 2022
Amie Thuener O'Toole
Co-Founder and Director
Larry Page
/S/ SERGEY BRIN	Co-Founder and Director	July 26, 2022
Sergey Brin
/S/ FRANCES H. ARNOLD	Director	July 26, 2022
Frances H. Arnold
/S/ R. MARTIN CHAVEZ	Director	July 26, 2022
R. Martin Chávez
/S/ L. JOHN DOERR	Director	July 26, 2022
L. John Doerr
/S/ ROGER W. FERGUSON, JR.	Director	July 26, 2022
Roger W. Ferguson, Jr.
/S/ JOHN L. HENNESSY	Chair of the Board and Director	July 26, 2022
John L. Hennessy
/S/ ANN MATHER	Director	July 26, 2022
Ann Mather
/S/ K. RAM SHRIRAM	Director	July 26, 2022
K. Ram Shriram
/S/ ROBIN L. WASHINGTON	Director	July 26, 2022
Robin L. Washington